EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
June 30, 2014

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Construction, Redevelopment, Wholesale Data Center and Land
Summary Description	1	& Pre-Construction Summary	22
Equity Research Coverage	2	Summary of Construction Projects	23
Selected Financial Summary Data	3	Summary of Redevelopment Projects	24
Selected Portfolio Data	4	Summary of Land Held and Pre-Construction	25

FINANCIAL STATEMENTS:	Section II	CAPITALIZATION:	Section V
Quarterly Consolidated Balance Sheets	5	Quarterly Equity Analysis	26
Consolidated Statements of Operations	6-7	Debt Analysis	27-28
Consolidated Statements of FFO	8-9	Debt Maturity Schedule	29
Consolidated Reconciliations of AFFO	10	Consolidated Joint Ventures	30

PORTFOLIO INFORMATION:	Section III	RECONCILIATIONS & DEFINITIONS:	Section VI
Consolidated Office Properties by Region	11	Supplementary Reconciliations of Non-GAAP Measures	31-34
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Definitions	35-40
Unstabilized Office Properties	13
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Leasing - Core Office	17-18
Office Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2014 RESULTS

COLUMBIA, MD July 25, 2014 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the second quarter ended June 30, 2014.

“Second quarter results were at the high end of our guidance range, reflecting better expense management at the property level,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “Based on leasing already executed, and the leasing momentum we are experiencing across the majority of our portfolio, we are highly confident that FFO per share will now trend higher, beginning with this third quarter,” he added.

Results:
Diluted earnings per share (“EPS”) was $0.02 for the quarter ended June 30, 2014 as compared to $(0.16) in the second quarter of 2013. Per NAREIT’s definition, diluted funds from operations per share (“FFOPS”) for the second quarter of 2014 was $0.37 versus $0.25 reported in the second quarter of 2013. FFOPS, as adjusted for comparability, was $0.44 for the quarter ended June 30, 2014 as compared to $0.52 reported for the second quarter of 2013. Adjustments for comparability could encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), losses (gains) on early extinguishment of debt and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Portfolio Summary - At June 30, 2014, the Company’s total portfolio of 180 operating office properties totaled 16.9 million square feet. The Company’s total portfolio was 89.3% occupied and 91.4% leased as of June 30, 2014. Excluding eight buildings held for sale at June 30, 2014, the Company’s core portfolio of 172 buildings contained 16.6 million square feet that were 90.0% occupied and 92.2% leased.

Same Office Performance - The Company’s same office portfolio for the quarter ended June 30, 2014 represents 91% of the Company’s core rentable square feet and consists of 161 properties. The Company’s same office portfolio was 90.8% occupied at June 30, 2014, up 20 basis points from the second quarter of 2013. For the second quarter ended June 30, 2014, the Company’s same office property cash NOI, excluding gross lease termination fees, decreased 0.4% as compared to the second quarter of 2013.

Leasing - COPT leased approximately 680,000 square feet of office space during the quarter ended June 30, 2014, achieving a 74% renewal rate. For the quarter ended June 30, 2014, rents on renewed space increased 5.9% on a GAAP basis and decreased 4.8% on a cash basis. For the six months ended June 30, 2014, the Company has leased 1.1 million square feet and achieved a 69% renewal rate.

i

Investment Activity:
Developments - At June 30, 2014, the Company had eight properties totaling 1.1 million square feet under construction for a total projected cost of $271.9 million, of which $131.6 million had been incurred. These eight projects were 50% pre-leased at July 24, 2014.

Redevelopments - As of the same date, COPT had four properties under redevelopment totaling approximately 276,000 square feet that, at June 30, 2014, were 40% pre-leased.

Dispositions - The Company had eight operating properties held for sale, totaling approximately 303,000 square feet that, at June 30, 2014, were 49.9% leased and 48.3% occupied.

Balance Sheet and Capital Transactions:
As of June 30, 2014, the Company’s debt to adjusted book ratio was 43.9% and its adjusted EBITDA fixed charge coverage ratio was 2.5x. Also, the Company’s weighted average interest rate was 4.2% for the quarter ended June 30, 2014 and 92% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

During the quarter, the Company issued $300 million of 3.70% senior unsecured notes due June 15, 2021 at a price equal to 99.739% of the principal amount. Also during the quarter, the Company redeemed all of its 2,000,000 outstanding 7.5% Series H Cumulative Redeemable Preferred Shares, at a price of $25.3230 per share, including accrued and unpaid dividends through the date of redemption.

2014 FFO Guidance:
Management is narrowing its previously issued guidance for 2014 FFOPS, as adjusted for comparability, from the prior range of $1.85-$1.92, to a new range of $1.86-$1.90. Management is establishing guidance for third quarter 2014 FFOPS, as adjusted for comparability, of $0.46-$0.48, and for the fourth quarter 2014 of $0.48-$0.50. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending September 30, 2014 and the quarter and year ending December 31, 2014 is provided, as follows:

	Quarter Ending		Quarter Ending		Year Ending
	September 30, 2014		December 31, 2014		December 31, 2014
	Low	High	Low	High	Low	High
EPS	$0.03	$0.05	$0.78	$0.80	$0.86	$0.90
Real estate depreciation and amortization	0.34	0.34	0.34	0.34	1.50	1.50
Gains on sales of previously depreciated properties	0.05	0.05	—	—	0.05	0.05
Impairment losses on previously depreciated properties	—	—	—	—	(0.01)	(0.01)
FFOPS, NAREIT definition	0.42	0.44	1.12	1.14	2.40	2.44
NOI from properties to be conveyed (a)	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)	(0.03)
Interest expense on loan secured by properties to be conveyed (a)	0.05	0.05	0.05	0.05	0.15	0.15
Net gains on early extinguishment of debt (b)	—	—	(0.68)	(0.68)	(0.68)	(0.68)
Issuance cost of redeemed preferred shares	—	—	—	—	0.02	0.02
FFOPS, as adjusted for comparability	$0.46	$0.48	$0.48	$0.50	$1.86	$1.90

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) from April 1st through year-end, and assuming a transfer date of December 31, 2014.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

2Q 2014 Conference Call Information:
Management will discuss second quarter 2014 earnings results, as well as its 2014 guidance, on its conference call on July 25, 2014 at 12:00 p.m. Eastern Time, details of which are listed below:

Second Quarter 2014:
Earnings Release Date:            Friday, July 25, 2014 at 6:00 a.m. Eastern Time
Conference Call Date:             Friday, July 25, 2014
Time:                          12:00 p.m. Eastern Time
Telephone Number:    (within the U.S.)    888-713-4213
Telephone Number: (outside the U.S.)    617-213-4865
Passcode:                      91072056

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PGHCVH47L

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, July 25 at 4:00 p.m. Eastern Time through Friday, August 8 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 83203581. To access the replay outside the United States, please call 617-801-6888 and use passcode 83203581.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of June 30, 2014, COPT derived 76% of its annualized revenue from its strategic tenant niche properties and 24% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of June 30, 2014, the Company’s consolidated portfolio consisted of 180 office properties totaling 16.9 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Revenues
Real estate revenues	$115,959	$115,732	$240,836	$227,689
Construction contract and other service revenues	23,861	20,795	45,651	35,057
Total revenues	139,820	136,527	286,487	262,746
Expenses
Property operating expenses	43,772	41,333	93,544	81,721
Depreciation and amortization associated with real estate operations	30,895	27,673	74,491	54,683
Construction contract and other service expenses	23,136	19,382	41,760	32,859
Impairment losses	1,302	—	1,302	—
General and administrative expenses	5,815	4,992	11,973	10,976
Leasing expenses	1,713	1,591	3,698	3,427
Business development expenses and land carry costs	1,351	1,327	2,677	2,686
Total operating expenses	107,984	96,298	229,445	186,352
Operating income	31,836	40,229	57,042	76,394
Interest expense	(23,478)	(21,102)	(44,305)	(41,392)
Interest and other income	1,299	2,006	2,584	2,952
Loss on early extinguishment of debt	(270)	(21,470)	(270)	(26,654)
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,387	(337)	15,051	11,300
Equity in (loss) income of unconsolidated entities	(47)	126	13	167
Income tax expense	(92)	(21)	(156)	(37)
Income (loss) from continuing operations	9,248	(232)	14,908	11,430
Discontinued operations	(198)	(4,502)	(187)	(3,241)
Income before gain on sales of real estate	9,050	(4,734)	14,721	8,189
Gain on sales of real estate, net of income taxes	—	329	—	2,683
Net income (loss)	9,050	(4,405)	14,721	10,872
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(158)	671	(174)	242
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other consolidated entities	(837)	(1,466)	(1,586)	(1,129)
Net income (loss) attributable to COPT	7,890	(5,365)	12,631	9,655
Preferred share dividends	(4,344)	(4,885)	(8,834)	(10,991)
Issuance costs associated with redeemed preferred shares	(1,769)	(2,904)	(1,769)	(2,904)
Net income (loss) attributable to COPT common shareholders	$1,777	$(13,154)	$2,028	$(4,240)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$1,777	$(13,154)	$2,028	$(4,240)
Dilutive effect of common units in the Operating Partnership	—	(671)	—	(242)
Amount allocable to restricted shares	(108)	(102)	(229)	(220)
Numerator for diluted EPS	$1,669	$(13,927)	$1,799	$(4,702)

Denominator:
Weighted average common shares - basic	87,214	85,425	87,148	83,422
Dilutive effect of common units in the Operating Partnership	—	3,801	—	3,847
Dilutive effect of share-based compensation awards	201	—	156	—
Weighted average common shares - diluted	87,415	89,226	87,304	87,269
Diluted EPS	$0.02	$(0.16)	$0.02	$(0.05)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss)	$9,050	$(4,405)	$14,721	$10,872
Real estate-related depreciation and amortization	30,895	28,935	74,491	57,187
Impairment losses on previously depreciated operating properties	1,328	7,195	1,329	9,052
Loss on sales of previously depreciated operating properties	—	—	4	—
Funds from operations (“FFO”)	41,273	31,725	90,545	77,111
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(758)	(1,270)	(1,519)	(1,997)
Preferred share dividends	(4,344)	(4,885)	(8,834)	(10,991)
Issuance costs associated with redeemed preferred shares	(1,769)	(2,904)	(1,769)	(2,904)
Basic and diluted FFO allocable to restricted shares	(146)	(89)	(351)	(272)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	34,091	22,412	77,742	60,617
Gain on sales of non-operating properties	—	(329)	—	(2,683)
Loss on early extinguishment of debt	363	21,470	386	26,654
Issuance costs associated with redeemed preferred shares	1,769	2,904	1,769	2,904
FFO on properties in default to be conveyed	3,629	—	3,629	—
Diluted FFO comparability adjustments allocable to restricted shares	(26)	—	(26)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	39,826	46,457	83,500	87,492
Straight line rent adjustments	(1,745)	(2,011)	(985)	(5,844)
Straight line rent adjustments - properties in default to be conveyed	1	—	1	—
Amortization of intangibles included in net operating income	224	172	441	349
Share-based compensation, net of amounts capitalized	1,501	1,647	3,056	3,296
Amortization of deferred financing costs	1,122	1,443	2,289	2,971
Amortization of deferred financing costs - properties in default to be conveyed	(27)	—	(27)	—
Amortization of net debt discounts, net of amounts capitalized	229	556	400	1,184
Amortization of settled debt hedges	15	15	30	30
Recurring capital expenditures	(13,585)	(5,862)	(24,637)	(11,170)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$27,561	$42,417	$64,068	$78,308
Diluted FFO per share	$0.37	$0.25	$0.85	$0.69
Diluted FFO per share, as adjusted for comparability	$0.44	$0.52	$0.92	$1.00
Dividends/distributions per common share/unit	$0.275	$0.275	$0.550	$0.550

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2014	December 31, 2013
Balance Sheet Data
Properties, net of accumulated depreciation	$3,254,242	$3,214,301
Total assets	3,709,500	3,629,952
Debt, net	2,099,343	1,927,703
Total liabilities	2,290,819	2,114,945
Redeemable noncontrolling interest	18,901	17,758
Equity	1,399,780	1,497,249
Debt to adjusted book	43.9%	43.6%
Debt to total market capitalization	43.3%	44.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	172	177
Total net rentable square feet owned (in thousands)	16,620	16,045
Occupancy %	90.0%	88.7%
Leased %	92.2%	90.0%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2014		2013		2014		2013
Payout ratios
Diluted FFO	73.8%		110.0%		64.8%		81.3%
Diluted FFO, as adjusted for comparability	63.2%		53.1%		60.3%		56.3%
Diluted AFFO	91.3%		58.1%		78.6%		62.9%
Adjusted EBITDA interest coverage ratio	3.6	x	3.5	x	3.6	x	3.5	x
Adjusted EBITDA fixed charge coverage ratio	2.5	x	2.4	x	2.5	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	7.1	x	6.9	x	N/A		N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	87,415		89,226		87,304		87,269
Weighted average common units	3,912		—		3,934		—
Anti-dilutive EPS effect of share-based compensation awards	—		96		—		74
Denominator for diluted FFO per share	91,327		89,322		91,238		87,343

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$41,273		$31,725		$90,545		$77,111
Gain on sales of non-operating properties	—		(329)		—		(2,683)
Loss on early extinguishment of debt, continuing and discontinued operations	363		21,470		386		26,654
Issuance costs associated with redeemed preferred shares	1,769		2,904		1,769		2,904
FFO from properties to be conveyed to extinguish debt in default	3,629		—		3,629		—
FFO, as adjusted for comparability	$47,034		$55,770		$96,329		$103,986

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,103	$23,604	$48,194	$47,198
Common unit distributions	1,072	1,042	2,153	2,092
Dividends and distributions for payout ratios	$25,175	$24,646	$50,347	$49,290

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income (loss)	$9,050	$(4,405)	$14,721	$10,872
Interest expense on continuing operations	23,478	21,102	44,305	41,392
Interest expense on discontinued operations	—	2,267	—	4,348
Income tax expense	92	21	156	37
Real estate-related depreciation and amortization	30,895	28,935	74,491	57,187
Depreciation of furniture, fixtures and equipment	843	527	1,348	1,057
Impairment losses	1,328	7,195	1,329	9,052
Loss on early extinguishment of debt on continuing and discontinued operations	363	21,470	386	26,654
Loss on sales of operating properties	—	—	4	—
Gain on sales of non-operational properties	—	(329)	—	(2,683)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	282	(961)	302	(1,021)
EBITDA on properties in default to be conveyed	(531)	—	(531)	—
Adjusted EBITDA	$65,800	$75,822	$136,511	$146,895
Less: Net operating income from properties in quarter of disposition	—	(45)
Adjusted and in-place adjusted EBITDA	$65,800	$75,777

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$23,478	$21,102	$44,305	$41,392
Interest expense from discontinued operations	—	2,267	—	4,348
Less: Amortization of deferred financing costs	(1,122)	(1,443)	(2,289)	(2,971)
Less: Amortization of net debt discount, net of amounts capitalized	229	(556)	400	(1,184)
Less: Interest exp. on debt in default to be extin. via conveyance of properties	(4,133)	—	(4,133)	—
Denominator for interest coverage-Adjusted EBITDA	18,452	21,370	38,283	41,585
Scheduled principal amortization	1,582	2,491	3,437	5,003
Capitalized interest	1,422	2,088	3,011	4,528
Preferred share dividends	4,344	4,885	8,834	10,991
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$25,965	$30,999	$53,895	$62,437

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,512	$3,798	$10,831	$6,089
Building improvements on operating properties	6,357	2,538	10,339	4,138
Leasing costs for operating properties	2,790	1,185	4,318	2,854
Less: Nonrecurring tenant improvements and incentives on operating properties	483	(23)	467	(8)
Less: Nonrecurring building improvements on operating properties	(519)	(1,580)	(1,087)	(1,847)
Less: Nonrecurring leasing costs for operating properties	(38)	(50)	(231)	(50)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	(6)	—	(6)
Recurring capital expenditures	$13,585	$5,862	$24,637	$11,170

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$67,056	$67,939	$132,717	$134,269
Less: Straight-line rent adjustments	(938)	(874)	(1,480)	(2,456)
Less: Amortization of deferred market rental revenue	15	(34)	23	(63)
Add: Amortization of below-market cost arrangements	272	319	544	638
Same office property cash net operating income	66,405	67,350	131,804	132,388
Less: Lease termination fees, gross	(93)	(750)	(605)	(974)
Same office property cash net operating income, excluding gross lease termination fees	$66,312	$66,600	$131,199	$131,414

	June 30, 2014	December 31, 2013
Reconciliation of total assets to adjusted book
Total assets	$3,709,500	$3,629,952
Accumulated depreciation	655,214	597,649
Accumulated depreciation included in assets held for sale	3,121	—
Accumulated amortization of real estate intangibles and deferred leasing costs	201,627	193,142
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4,277	—
Less: Adjusted book assoc. with properties to be conveyed to extinguish debt in default	(130,921)	—
Adjusted book	$4,442,818	$4,420,743

Reconciliation of debt to adjusted debt
Debt, net	$2,099,343	$1,927,703
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	—
Numerator for debt to adjusted book ratio	1,949,343	1,927,703
Less: Cash and cash equivalents	(76,216)	(54,373)
Adjusted debt	$1,873,127	$1,873,330

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of June 30, 2014, COPT derived 76% of its portfolio annualized revenue from its strategic tenant niche properties and 24% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of June 30, 2014, COPT’s core portfolio of 172 office properties encompassed 16.6 million square feet and was 92.2% leased. As of the same date, COPT also owned one wholesale data center that was 70% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Six Months Ended
SUMMARY OF RESULTS	6/30/14		3/31/14		12/31/13		9/30/13		6/30/13		6/30/14		6/30/13
Same Office NOI	$67,056		$65,661		$66,086		$68,020		$67,939		$132,717		$134,269
NOI from real estate operations	$72,108		$75,144		$79,621		$79,676		$80,621		$147,252		$158,632
Adjusted EBITDA	$65,800		$70,711		$73,917		$72,500		$75,822		$136,511		$146,895
Net income (loss) attributable to COPT common shareholders	$1,777		$251		$82,526		$(7,454)		$(13,154)		$2,028		$(4,240)
FFO - per NAREIT	$41,273		$49,272		$115,911		$49,284		$31,725		$90,545		$77,111
FFO - as adjusted for comparability	$47,034		$49,295		$49,958		$49,658		$55,770		$96,329		$103,986
Basic and diluted FFO available to common share and common unit holders	$34,091		$43,651		$109,914		$43,618		$22,412		$77,742		$60,617
Diluted AFFO avail. to common share and common unit holders	$27,561		$36,507		$28,362		$35,503		$42,417		$64,068		$78,308
Per share - diluted:
EPS	$0.02		$0.00		$0.94		$(0.09)		$(0.16)		$0.02		$(0.05)
FFO - NAREIT	$0.37		$0.48		$1.21		$0.48		$0.25		$0.85		$0.69
FFO - as adjusted for comparability	$0.44		$0.48		$0.48		$0.49		$0.52		$0.92		$1.00
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$0.5500		$0.5500
Payout ratios:
Diluted FFO	73.8%		57.7%		22.9%		57.6%		110.0%		64.8%		81.3%
Diluted FFO - as adjusted for comparability	63.2%		57.6%		56.9%		57.1%		53.1%		60.3%		56.3%
Diluted AFFO	91.3%		69.0%		88.6%		70.7%		58.1%		78.6%		62.9%
Real estate revenue operating margin	62.2%		60.2%		62.8%		64.0%		64.4%		61.1%		64.1%
Rental revenue operating margin	76.4%		76.7%		77.6%		78.5%		79.5%		76.5%		79.1%
CAPITALIZATION
Total Market Capitalization	$4,853,704		$4,627,913		$4,350,189		$4,503,307		$4,636,656
Total Equity Market Capitalization	$2,754,361		$2,696,082		$2,422,486		$2,368,276		$2,543,550
Debt, net	$2,099,343		$1,931,831		$1,927,703		$2,135,031		$2,093,106
Debt to Total Market Capitalization	43.3%		41.7%		44.3%		47.4%		45.1%
Debt to Adjusted book	43.9%		43.5%		43.6%		46.6%		46.4%
Adjusted EBITDA interest coverage ratio	3.6	x	3.6	x	3.3	x	3.6	x	3.5	x	3.6	x	3.5	x
Adjusted EBITDA debt service coverage ratio	3.3	x	3.3	x	3.0	x	3.2	x	3.2	x	3.3	x	3.2	x
Adjusted EBITDA fixed charge coverage ratio	2.5	x	2.5	x	2.4	x	2.5	x	2.4	x	2.5	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio	7.1	x	6.8	x	6.8	x	7.3	x	6.9	x	N/A		N/A
OTHER
Revenue from early termination of leases	$72		$1,112		$1,676		$891		$1,280		$1,184		$2,115
Capitalized interest costs	$1,422		$1,589		$2,042		$2,215		$2,088		$3,011		$4,528

Corporate Office Properties Trust
Selected Consolidated Portfolio Data (1)

	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13

# of Operating Office Properties
Total Portfolio	180	183	183	210	210
Core Portfolio	172	181	177	173	189
Same Office Properties	161	161	161	161	161

% Occupied
Total Portfolio	89.3%	89.8%	89.1%	88.5%	88.2%
Core Portfolio	90.0%	89.7%	88.7%	89.3%	88.2%
Same Office Properties	90.8%	91.1%	90.6%	90.6%	90.6%

% Leased
Total Portfolio	91.4%	91.1%	90.3%	89.7%	90.0%
Core Portfolio	92.2%	91.0%	90.0%	90.4%	90.0%
Same Office Properties	92.9%	92.6%	91.9%	91.8%	92.0%

Square Feet of Office Properties (in thousands)
Total Portfolio	16,923	17,473	17,370	19,204	19,037
Core Portfolio	16,620	16,808	16,045	15,627	17,197
Same Office Properties	15,085	15,085	15,085	15,085	15,085

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	9	9
MWs Leased	6.3	6.3	6.3	6.3	4.3

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Assets
Properties, net
Operating properties, net	$2,724,242	$2,729,003	$2,702,693	$2,713,579	$2,703,009
Construction and redevelopment in progress, including land (1)	168,996	159,468	160,436	174,117	189,079
Land held for future development and pre-construction costs (1)	361,004	336,157	351,172	352,050	319,216
Total properties, net	3,254,242	3,224,628	3,214,301	3,239,746	3,211,304
Assets held for sale	22,868	—	—	133,984	136,896
Cash and cash equivalents	76,216	18,374	54,373	27,318	9,196
Restricted cash and marketable securities	11,689	10,965	11,448	14,698	19,472
Accounts receivable, net	30,911	30,152	27,000	15,485	22,511
Deferred rent receivable, net	93,270	91,082	89,456	90,104	89,811
Intangible assets on real estate acquisitions, net	51,645	55,678	59,258	64,372	68,046
Deferred leasing and financing costs, net	65,251	65,855	66,267	63,246	57,488
Mortgage and other investing receivables	56,549	55,231	53,663	42,560	40,206
Prepaid expenses and other assets	46,859	53,932	54,186	64,075	44,705
Total assets	$3,709,500	$3,605,897	$3,629,952	$3,755,588	$3,699,635
Liabilities and equity
Liabilities:
Debt, net	$2,099,343	$1,931,831	$1,927,703	$2,135,031	$2,093,106
Accounts payable and accrued expenses	105,205	97,451	98,785	85,291	84,181
Rents received in advance and security deposits	27,520	28,267	31,492	28,539	24,095
Dividends and distributions payable	28,342	29,122	29,080	29,077	28,602
Deferred revenue associated with operating leases	12,355	12,281	10,369	8,545	9,649
Distributions received in excess of investment in unconsolidated real estate joint venture	—	—	—	6,420	6,420
Interest rate derivatives	3,236	3,196	3,309	3,595	3,555
Other liabilities	14,818	13,060	14,207	8,234	8,169
Total liabilities	2,290,819	2,115,208	2,114,945	2,304,732	2,257,777
Redeemable noncontrolling interest	18,901	17,654	17,758	16,789	15,571
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	249,083	249,083	249,083	249,083
Common shares	877	876	874	874	858
Additional paid-in capital	1,819,436	1,816,467	1,814,015	1,812,801	1,772,470
Cumulative distributions in excess of net income	(688,033)	(665,708)	(641,868)	(700,368)	(668,892)
Accumulated other comprehensive (loss) income	(761)	2,072	3,480	2,925	3,631
Total COPT’s shareholders’ equity	1,330,602	1,402,790	1,425,584	1,365,315	1,357,150
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	50,323	51,757	53,468	50,815	49,112
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	10,055	9,688	9,397	9,137	11,225
Total noncontrolling interests in subsidiaries	69,178	70,245	71,665	68,752	69,137
Total equity	1,399,780	1,473,035	1,497,249	1,434,067	1,426,287
Total liabilities, redeemable noncontrolling interest and equity	$3,709,500	$3,605,897	$3,629,952	$3,755,588	$3,699,635
(1) Please refer to pages 22-25 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Revenues
Rental revenue	$94,332	$98,035	$96,700	$94,641	$94,421	$192,367	$186,270
Tenant recoveries and other real estate operations revenue	21,627	26,842	21,787	20,180	21,311	48,469	41,419
Construction contract and other service revenues	23,861	21,790	10,315	16,991	20,795	45,651	35,057
Total revenues	139,820	146,667	128,802	131,812	136,527	286,487	262,746
Expenses
Property operating expenses	43,772	49,772	44,117	41,361	41,333	93,544	81,721
Depreciation and amortization associated with real estate operations	30,895	43,596	30,326	28,205	27,673	74,491	54,683
Construction contract and other service expenses	23,136	18,624	9,710	16,306	19,382	41,760	32,859
Impairment losses	1,302	—	—	5,857	—	1,302	—
General and administrative expenses	5,815	6,158	6,523	6,237	4,992	11,973	10,976
Leasing expenses	1,713	1,985	1,916	1,790	1,591	3,698	3,427
Business development expenses and land carry costs	1,351	1,326	1,367	1,383	1,327	2,677	2,686
Total operating expenses	107,984	121,461	93,959	101,139	96,298	229,445	186,352
Operating income	31,836	25,206	34,843	30,673	40,229	57,042	76,394
Interest expense	(23,478)	(20,827)	(21,276)	(19,342)	(21,102)	(44,305)	(41,392)
Interest and other income (loss)	1,299	1,285	885	(3)	2,006	2,584	2,952
Loss on early extinguishment of debt	(270)	—	(2)	(374)	(21,470)	(270)	(26,654)
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	9,387	5,664	14,450	10,954	(337)	15,051	11,300
Equity in (loss) income of unconsolidated entities	(47)	60	1,899	44	126	13	167
Income tax expense	(92)	(64)	(1,917)	(24)	(21)	(156)	(37)
Income (loss) from continuing operations	9,248	5,660	14,432	10,974	(232)	14,908	11,430
Discontinued operations	(198)	11	71,907	(12,974)	(4,502)	(187)	(3,241)
Income (loss) before gain on sales of real estate	9,050	5,671	86,339	(2,000)	(4,734)	14,721	8,189
Gain on sales of real estate	—	—	6,333	—	329	—	2,683
Net income (loss)	9,050	5,671	92,672	(2,000)	(4,405)	14,721	10,872
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(158)	(16)	(3,757)	232	671	(174)	242
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	(837)	(749)	(1,734)	(1,031)	(1,466)	(1,586)	(1,129)
Net income (loss) attributable to COPT	7,890	4,741	87,016	(2,964)	(5,365)	12,631	9,655
Preferred share dividends	(4,344)	(4,490)	(4,490)	(4,490)	(4,885)	(8,834)	(10,991)
Issuance costs associated with redeemed preferred shares	(1,769)	—	—	—	(2,904)	(1,769)	(2,904)
Net income (loss) attributable to COPT common shareholders	$1,777	$251	$82,526	$(7,454)	$(13,154)	$2,028	$(4,240)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$1,777	$251	$82,526	$(7,454)	$(13,154)	$2,028	$(4,240)
Dilutive effect of common units in the Operating Partnership	—	—	—	—	(671)	—	(242)
Amount allocable to restricted shares	(108)	(121)	(348)	(97)	(102)	(229)	(220)
Numerator for diluted EPS	$1,669	$130	$82,178	$(7,551)	$(13,927)	$1,799	$(4,702)
Denominator:
Weighted average common shares - basic	87,214	87,080	87,010	86,760	85,425	87,148	83,422
Dilutive effect of common units in the Operating Partnership	—	—	—	—	3,801	—	3,847
Dilutive effect of share-based compensation awards	201	112	42	—	—	156	—
Weighted average common shares - diluted	87,415	87,192	87,052	86,760	89,226	87,304	87,269
Diluted EPS	$0.02	$0.00	$0.94	$(0.09)	$(0.16)	$0.02	$(0.05)

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
NOI from real estate operations (1) (2)
Real estate revenues	$115,964	$124,896	$126,720	$124,561	$125,275	$240,860	$247,352
Real estate property operating expenses	(43,856)	(49,752)	(47,099)	(44,885)	(44,654)	(93,608)	(88,720)
NOI from real estate operations	72,108	75,144	79,621	79,676	80,621	147,252	158,632
General and administrative expenses	(5,815)	(6,158)	(6,523)	(6,237)	(4,992)	(11,973)	(10,976)
Leasing expenses (2)	(1,713)	(1,985)	(1,919)	(1,790)	(1,591)	(3,698)	(3,428)
Business development expenses and land carry costs (2)	(1,351)	(1,326)	(1,367)	(1,383)	(1,327)	(2,677)	(2,686)
NOI from construction contracts and other service operations	725	3,166	605	685	1,413	3,891	2,198
Equity in (loss) income of unconsolidated entities	(47)	60	1,899	44	126	13	167
Interest and other income (loss)	1,299	1,285	885	(3)	2,006	2,584	2,952
(Loss) gain on early extinguishment of debt (2)	(363)	(23)	67,808	(374)	(21,470)	(386)	(26,654)
Gain on sales of non-operating properties	—	—	—	—	329	—	2,683
Total interest expense (2)	(23,478)	(20,827)	(23,181)	(21,310)	(23,369)	(44,305)	(45,740)
Income tax expense	(92)	(64)	(1,917)	(24)	(21)	(156)	(37)
FFO - per NAREIT (1)	41,273	49,272	115,911	49,284	31,725	90,545	77,111
Preferred share dividends	(4,344)	(4,490)	(4,490)	(4,490)	(4,885)	(8,834)	(10,991)
Issuance costs associated with redeemed preferred shares	(1,769)	—	—	—	(2,904)	(1,769)	(2,904)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
FFO allocable to other noncontrolling interests	(758)	(761)	(880)	(833)	(1,270)	(1,519)	(1,997)
Basic and diluted FFO allocable to restricted shares	(146)	(205)	(462)	(178)	(89)	(351)	(272)
Basic and diluted FFO available to common share and common unit holders (1)	34,091	43,651	109,914	43,618	22,412	77,742	60,617
Gain on sales of non-operating properties, net of income taxes	—	—	—	—	(329)	—	(2,683)
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	1,855	—	—	—	—
Loss (gain) on early extinguishment of debt (2)	363	23	(67,808)	374	21,470	386	26,654
Issuance costs associated with redeemed preferred shares	1,769	—	—	—	2,904	1,769	2,904
FFO from properties to be conveyed to extinguish debt in default	3,629	—	—	—	—	3,629	—
Diluted FFO comparability adjustments allocable to restricted shares	(26)	—	168	—	—	(26)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$39,826	$43,674	$44,129	$43,992	$46,457	$83,500	$87,492

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Net income (loss)	$9,050	$5,671	$92,672	$(2,000)	$(4,405)	$14,721	$10,872
Real estate-related depreciation and amortization	30,895	43,596	31,322	29,210	28,935	74,491	57,187
Impairment losses on previously depreciated operating properties (1)(2)	1,328	1	921	22,074	7,195	1,329	9,052
Loss (gain) on sales of previously depreciated operating properties (2)	—	4	(9,004)	—	—	4	—
FFO - per NAREIT (3)	41,273	49,272	115,911	49,284	31,725	90,545	77,111
Gain on sales of non-operating properties	—	—	—	—	(329)	—	(2,683)
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	1,855	—	—	—	—
Loss (gain) on early extinguishment of debt (2)	363	23	(67,808)	374	21,470	386	26,654
Issuance costs associated with redeemed preferred shares	1,769	—	—	—	2,904	1,769	2,904
FFO from properties to be conveyed to extinguish debt in default	3,629	—	—	—	—	3,629	—
FFO - as adjusted for comparability (3)	$47,034	$49,295	$49,958	$49,658	$55,770	$96,329	$103,986

Weighted Average Shares for period ended:
Common Shares Outstanding	87,214	87,080	87,010	86,760	85,425	87,148	83,422
Dilutive effect of share-based compensation awards	201	112	42	45	96	156	74
Common Units	3,912	3,958	3,978	3,804	3,801	3,934	3,847
Denominator for FFO per share - diluted	91,327	91,150	91,030	90,609	89,322	91,238	87,343
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	(45)	(96)	—	(74)
Weighted average common units	(3,912)	(3,958)	(3,978)	(3,804)	—	(3,934)	—
Denominator for diluted EPS	87,415	87,192	87,052	86,760	89,226	87,304	87,269

(1) Please see reconciliations on pages 31 through 33.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$39,826	$43,674	$44,129	$43,992	$46,457	$83,500	$87,492
Straight line rent adjustments (1)	(1,745)	760	3,157	(980)	(2,011)	(985)	(5,844)
Straight line rent adjustments on properties to be conveyed to extinguish debt in default	1	—	—	—	—	1	—
Amortization of intangibles included in NOI	224	217	224	230	172	441	349
Share-based compensation, net of amounts capitalized	1,501	1,555	1,661	1,573	1,647	3,056	3,296
Amortization of deferred financing costs	1,122	1,167	1,159	1,321	1,443	2,289	2,971
Amortization of deferred financing costs on debt in default to be extinguished via conveyance of properties	(27)	—	—	—	—	(27)	—
Amortization of net debt discounts, net of amounts capitalized	229	171	(48)	(121)	556	400	1,184
Amortization of settled debt hedges	15	15	15	16	15	30	30
Recurring capital expenditures on properties to be held	(13,585)	(11,052)	(21,935)	(10,528)	(5,862)	(24,637)	(11,170)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$27,561	$36,507	$28,362	$35,503	$42,417	$64,068	$78,308
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$4,512	$6,319	$6,430	$4,894	$3,798	$10,831	$6,089
Building improvements on operating properties	6,357	3,982	12,898	4,857	2,538	10,339	4,138
Leasing costs for operating properties	2,790	1,528	4,286	2,260	1,185	4,318	2,854
Less: Nonrecurring tenant improvements and incentives on operating properties	483	(16)	—	(230)	(23)	467	(8)
Less: Nonrecurring building improvements on operating properties	(519)	(568)	(1,381)	(1,266)	(1,580)	(1,087)	(1,847)
Less: Nonrecurring leasing costs for operating properties	(38)	(193)	(275)	14	(50)	(231)	(50)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	—	(23)	(1)	(6)	—	(6)
Recurring capital expenditures	$13,585	$11,052	$21,935	$10,528	$5,862	$24,637	$11,170

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - June 30, 2014 (1)

	Operational Properties				Construction/Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	28	3,359,911	97.0%	97.8%	2	316,624	316,624
Columbia Gateway	27	2,141,654	86.7%	91.3%	1	52,000	52,000
Airport Square/bwtech	15	1,158,062	80.1%	81.4%	—	—	—
Commons/Parkway	10	431,245	87.6%	88.9%	1	56,452	56,452
Other	11	1,119,849	99.2%	99.2%	1	119,980	119,980
Subtotal	91	8,210,721	91.7%	93.5%	5	545,056	545,056
Northern Virginia:
Westfields Corporate Center (1)	7	767,269	92.8%	95.7%	—	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—	—
Herndon, Tysons Corner and Merrifield	9	1,701,754	89.5%	92.6%	—	—	—
Other	2	433,768	100.0%	100.0%	3	430,330	430,330
Subtotal (1)	19	3,142,063	88.9%	91.3%	3	430,330	430,330
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	1	160,466	160,466
Other	2	120,054	73.8%	73.8%	—	—	—
Subtotal	8	912,508	96.6%	96.6%	1	160,466	160,466
Huntsville	5	562,076	81.5%	88.8%	1	69,191	69,191
Washington, DC- Capital Riverfront (Maritime)	2	360,326	75.7%	76.3%	—	—	—
St. Mary’s & King George Counties	18	874,460	93.2%	93.2%	1	27,122	27,122
Greater Baltimore:							—
White Marsh and Rt 83 Corridor	28	1,286,638	80.1%	82.5%	—	—	—
Canton Crossing-Baltimore City	1	480,348	97.9%	97.9%	—	—	—
North Gate Business Park	3	284,907	37.9%	45.4%	—	—	—
Subtotal	32	2,051,893	78.4%	80.9%	—	—	—
Greater Philadelphia, Pennsylvania	3	513,347	88.9%	97.3%	1	140,765	140,765
Other	2	295,842	100.0%	100.0%	—	—	—
Total (1)	180	16,923,236	89.3%	91.4%	12	1,372,930	1,372,930

(1)
Amounts reported exclude the effect of two properties (totaling 665,000 square feet that were 38.9% occupied and 38.9% leased) serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment. Please refer to pages 23 and 24.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 6/30/14
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Six Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			6/30/14	6/30/14
Same Office Properties (3)
Stabilized properties	157	14,580	92.6%	94.3%	$404,982	92.1%	$66,303	$131,398
Unstabilized properties (4)	4	505	38.5%	54.4%	6,134	1.3%	753	1,319
Total Same Office Properties	161	15,085	90.8%	92.9%	411,116	93.5%	67,056	132,717
Office Properties Placed in Service (5)
Stabilized properties	8	1,095	98.6%	99.1%	18,861	4.3%	3,359	6,859
Unstabilized properties (4)	3	440	42.9%	49.5%	7,226	1.6%	953	1,889
Other, including Wholesale Data Center	—	—	—%	—%	—	N/A	(78)	1,173
Total Core Portfolio	172	16,620	90.0%	92.2%	437,203	99.4%	71,290	142,638
Office Properties Held for Sale (6)	8	303	48.3%	49.9%	2,498	0.6%	366	549
Office Properties to be Conveyed (7)	N/A	N/A	N/A	N/A	N/A	N/A	531	4,105
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	(79)	(40)
Total Portfolio (8)	180	16,923	89.3%	91.4%	$439,701	100.0%	$72,108	$147,252

Core Portfolio
Demand Driver Adjacent (9)	82	8,618	91.7%	93.1%	$257,503	58.6%	$42,193	$84,019
U.S. Government/Defense Contractor (10)	29	3,100	93.6%	95.6%	75,528	17.2%	13,163	26,534
Total Strategic Tenant Niche	111	11,718	92.2%	93.7%	333,031	75.7%	55,356	110,553
Regional Office (11)	61	4,902	84.8%	88.5%	104,172	23.7%	16,012	30,912
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	(78)	1,173
Total Core Portfolio	172	16,620	90.0%	92.2%	$437,203	99.4%	$71,290	$142,638

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $9.3 million as of 6/30/14.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/13.

(4)	Properties with first generation operational space less than 90% occupied at 6/30/14, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

(6)	The carrying value of operating property assets held for sale as of 6/30/14 totaled $22.9 million.

(7)
Properties serving as collateral for debt which is in default. We have commenced the process of conveying the properties to the lenders in order to extinguish such debt. Includes two properties totaling 665,000 square feet that were 38.9% occupied and 38.9% leased with annualized rental revenue of $7.0 million as of 6/30/14.

(8)
Total portfolio amounts exclude the effect of office properties to be conveyed for all reported amounts except for NOI from real estate operations. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(9)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(10)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(11)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - June 30, 2014

Property Grouping	Operational Square Feet	Average Occupancy % for Quarter Ended	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,566	49.8%	49.8%	61.4%
206 Research Blvd	128,119	0%	0%	0%
210 Research Blvd	79,596	38.6%	38.6%	65.7%
751 Arbor Way	113,295	63.5%	63.5%	96.4%
Total Unstabilized Same Office Properties	504,576	38.5%	38.5%	54.4%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	51.3%	51.3%	51.3%
420 National Business Parkway	139,056	44.5%	47.4%	68.3%
7200 Redstone Gateway	61,724	0.0%	0.0%	0.0%	(4)
Total Unstabilized Office Properties Placed in Service	440,052	41.7%	42.9%	49.5%
Total Unstabilized Office Properties	944,628	39.9%	40.5%	52.1%

(1) Properties with first generation operational space less than 90% occupied at 6/30/14. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/13.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.
(4) In July 2014, we leased 100% of this property.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Real estate revenues
Baltimore/Washington Corridor	$57,456	$61,113	$60,011	$59,558	$59,640	$118,569	$118,300
Northern Virginia	20,898	24,968	23,018	23,062	22,988	45,866	45,930
San Antonio	8,758	8,479	9,041	7,898	8,364	17,237	16,121
Huntsville	2,404	2,555	1,591	1,360	1,359	4,959	2,099
Washington, DC - Capitol Riverfront	3,831	3,634	4,147	4,295	4,177	7,465	8,421
St. Mary’s and King George Counties	4,202	4,316	4,213	4,270	4,093	8,518	8,085
Greater Baltimore	11,024	11,496	10,407	10,703	10,824	22,520	21,543
Greater Philadelphia	2,366	3,340	3,395	3,258	2,784	5,706	5,271
Colorado Springs	(12)	18	5,568	6,571	6,469	6	13,151
Other	2,545	2,576	2,504	2,510	2,560	5,121	5,061
Wholesale Data Center	2,492	2,401	2,825	1,076	2,017	4,893	3,370
Real estate revenues	$115,964	$124,896	$126,720	$124,561	$125,275	$240,860	$247,352

NOI
Baltimore/Washington Corridor	$38,108	$37,516	$38,880	$39,916	$39,912	$75,624	$78,519
Northern Virginia	13,247	15,995	15,065	15,063	14,784	29,242	29,909
San Antonio	3,941	4,005	3,837	3,837	3,886	7,946	7,755
Huntsville	1,545	1,902	1,183	978	1,049	3,447	1,607
Washington, DC - Capitol Riverfront	2,077	1,869	2,072	2,349	2,303	3,946	4,598
St. Mary’s and King George Counties	2,913	2,812	2,900	2,971	2,870	5,725	5,669
Greater Baltimore	6,524	6,020	6,232	6,560	6,727	12,544	13,278
Greater Philadelphia	1,222	2,040	2,446	2,334	2,064	3,262	3,713
Colorado Springs	(23)	27	3,549	4,210	4,284	4	8,529
Other	1,943	2,245	2,312	2,228	2,243	4,188	4,519
Wholesale Data Center	611	713	1,145	(770)	499	1,324	536
NOI from real estate operations	$72,108	$75,144	$79,621	$79,676	$80,621	$147,252	$158,632

Cash NOI
Baltimore/Washington Corridor	$36,993	$36,709	$37,195	$38,609	$39,244	$73,702	$76,770
Northern Virginia (1)	14,124	18,921	19,580	15,620	14,937	33,045	29,765
San Antonio	3,737	3,796	3,628	3,534	3,532	7,533	6,955
Huntsville	1,881	1,908	1,337	1,174	1,233	3,789	1,806
Washington, DC - Capitol Riverfront	2,149	1,932	2,175	2,459	2,405	4,081	4,783
St. Mary’s and King George Counties	2,598	2,877	2,946	2,993	2,891	5,475	5,662
Greater Baltimore	6,483	5,994	6,365	6,671	6,783	12,477	13,348
Greater Philadelphia	601	1,414	1,788	1,746	1,879	2,015	3,533
Colorado Springs	(23)	27	3,501	3,992	3,950	4	7,813
Other	1,848	2,149	2,211	2,114	2,099	3,997	4,231
Wholesale Data Center	573	677	2,489	168	34	1,250	(1,372)
Cash NOI from real estate operations	$70,964	$76,404	$83,215	$79,080	$78,987	$147,368	$153,294
Straight line rent adjustments	1,453	(954)	(3,296)	894	1,874	499	5,815
Add: Amortization of deferred market rental revenue	(12)	(5)	36	29	87	(17)	169
Less: Amortization of below-market cost arrangements	(297)	(301)	(334)	(327)	(327)	(598)	(646)
NOI from real estate operations	$72,108	$75,144	$79,621	$79,676	$80,621	$147,252	$158,632
*     Includes continuing and discontinued operations.

(1)
Cash NOI attributable to properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt totaled $535,000 for the three months ended June 30, 2014 and $4.4 million for the year ended June 30, 2014.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Six Months Ended
			6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Baltimore Washington Corridor	88	7,956,458	92.1%	92.5%	92.3%	92.4%	92.4%	92.3%	92.1%
Northern Virginia	16	2,469,023	90.6%	90.5%	89.7%	89.9%	88.5%	90.6%	88.4%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%	96.5%
Huntsville	1	137,048	80.4%	85.0%	83.0%	83.0%	83.0%	82.7%	83.0%
Washington, DC - Capitol Riverfront	2	360,326	75.9%	76.4%	76.4%	90.9%	88.1%	76.2%	88.1%
St. Mary’s and King George Counties	18	874,460	92.9%	92.1%	89.2%	90.3%	87.1%	92.5%	86.5%
Greater Baltimore	24	1,748,935	83.6%	82.9%	82.5%	82.7%	82.9%	83.2%	82.7%
Greater Philadelphia	2	329,964	87.5%	87.5%	87.5%	84.6%	83.2%	87.5%	83.2%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	161	15,084,564	90.8%	90.9%	90.4%	90.8%	90.4%	90.8%	90.1%
Total Same Office Properties occupancy as of period end			90.8%	91.1%	90.6%	90.6%	90.6%	90.8%	90.6%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Office Properties:
Baltimore/Washington Corridor	$56,268	$60,005	$56,595	$56,119	$56,564	$116,273	$111,843
Northern Virginia	16,394	17,025	16,432	16,772	16,532	33,419	32,931
San Antonio	8,758	8,479	9,041	7,898	8,364	17,237	16,121
Huntsville	669	792	713	759	746	1,461	1,467
Washington, DC - Capitol Riverfront	3,831	3,634	4,147	4,295	4,177	7,465	8,421
St. Mary’s and King George Counties	4,202	4,316	4,189	4,186	4,012	8,518	7,923
Greater Baltimore	10,270	10,777	9,774	10,013	10,082	21,047	20,064
Greater Philadelphia	1,813	1,979	1,846	1,768	1,721	3,792	3,429
Other	2,443	2,477	2,405	2,409	2,459	4,920	4,859
Real estate revenues	$104,648	$109,484	$105,142	$104,219	$104,657	$214,132	$207,058

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Office Properties:
Baltimore/Washington Corridor	$37,432	$36,793	$36,936	$37,980	$38,276	$74,225	$75,070
Northern Virginia	10,800	10,539	10,609	10,949	10,551	21,339	21,253
San Antonio	3,941	4,005	3,837	3,837	3,886	7,946	7,755
Huntsville	452	555	500	554	550	1,007	1,112
Washington, DC - Capitol Riverfront	2,076	1,869	2,072	2,349	2,303	3,945	4,598
St. Mary’s and King George Counties	2,931	2,839	2,898	2,903	2,810	5,770	5,542
Greater Baltimore	6,111	5,807	5,886	6,182	6,268	11,918	12,384
Greater Philadelphia	1,126	1,070	1,167	1,083	1,108	2,196	2,194
Other	2,187	2,184	2,181	2,183	2,187	4,371	4,361
Same office property NOI	67,056	65,661	66,086	68,020	67,939	132,717	134,269
Straight line rent adjustments	(938)	(542)	(999)	(1,241)	(874)	(1,480)	(2,456)
Less: Amortization of deferred market rental revenue	15	8	1	24	(34)	23	(63)
Add: Amortization of below-market cost arrangements	272	272	319	320	319	544	638
Same office property cash NOI	66,405	65,399	65,407	67,123	67,350	131,804	132,388
Less: Lease termination fees, gross	(93)	(512)	(1,249)	(306)	(750)	(605)	(974)
Same office property cash NOI, excluding gross lease termination fees	$66,312	$64,887	$64,158	$66,817	$66,600	$131,199	$131,414
Percentage change in same office property cash NOI (1)	(1.4)%					(0.4)%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	(0.4)%					(0.2)%

Note:	Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Core Office (1)
Quarter Ended June 30, 2014

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	350,025	—	—	—	28,760	58,643	—	437,428
Expiring Square Feet	422,647	25,477	23,299	2,794	39,657	73,968	—	587,842
Vacated Square Feet	72,622	25,477	23,299	2,794	10,897	15,325	—	150,414
Retention Rate (% based upon square feet)	82.82%	—%	—%	—%	72.52%	79.28%	0.00%	74.41%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$16.15	$—	$—	$—	$9.35	$5.00	$—	$14.21
Weighted Average Lease Term in Years	5.1	—	—	—	2.9	2.1	—	4.6
GAAP Rent Per Square Foot
Renewal GAAP Rent	$32.04	$—	$—	$—	$24.96	$20.61	$—	$30.05
Expiring GAAP Rent	$29.92	$—	$—	$—	$24.83	$20.93	$—	$28.38
Change in GAAP Rent	7.1%	—%	—%	—%	0.51%	(1.55)%	0.00%	5.87%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.73	$—	$—	$—	$24.54	$19.36	$—	$28.80
Expiring Cash Rent	$32.36	$—	$—	$—	$25.42	$19.97	$—	$30.24
Change in Cash Rent	(5.05)%	—%	—%	—%	(3.49)%	(3.02)%	0.00%	(4.78)%

New Leases
Development and Redevelopment Space
Leased Square Feet	—	2,664	—	—	—	—	9,615	12,279
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$—	$75.47	$—	$—	$—	$—	$71.93	$72.70
Weighted Average Lease Term in Years	—	5.4	—	—	—	—	7.4	6.9
GAAP Rent Per Square Foot	$—	$29.73	$—	$—	$—	$—	$23.02	$24.48
Cash Rent Per Square Foot	$—	$30.50	$—	$—	$—	$—	$23.22	$24.80

Other New Leases (2)
Leased Square Feet	106,388	45,609	34,400	2,121	—	41,565	—	230,083
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$51.52	$44.58	$16.45	$34.79	$—	$34.94	$—	$41.75
Weighted Average Lease Term in Years	6.0	8.6	5.0	5.5	—	7.4	—	6.6
GAAP Rent Per Square Foot	$27.37	$25.36	$16.85	$37.29	$—	$20.15	$—	$24.18
Cash Rent Per Square Foot	$27.88	$22.30	$17.24	$38.00	$—	$19.42	$—	$23.75

Total Square Feet Leased	456,413	48,273	34,400	2,121	28,760	100,208	9,615	679,790

(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Leasing - Core Office (1)
Six Months Ended June 30, 2014

	Baltimore/ Washington Corridor	Northern Virginia	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	415,177	41,611	—	—	32,744	91,997	—	581,529
Expiring Square Feet	532,416	98,155	23,299	2,794	56,875	131,238	—	844,777
Vacated Square Feet	117,239	56,544	23,299	2,794	24,131	39,241	—	263,248
Retention Rate (% based upon square feet)	77.98%	42.39%	0.00%	0.00%	57.57%	70.10%	0.00%	68.84%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$14.48	$25.11	$—	$—	$10.34	$8.87	$—	$14.12
Weighted Average Lease Term in Years	4.9	5.3	—	—	2.9	2.5	—	4.4
GAAP Rent Per Square Foot
Renewal GAAP Rent	$31.95	$28.82	$—	$—	$24.85	$20.38	$—	$29.50
Expiring GAAP Rent	$29.99	$29.55	$—	$—	$24.41	$20.45	$—	$28.13
Change in GAAP Rent	6.53%	(2.48)%	0.00%	0.00%	1.82%	(0.31)%	0.00%	4.84%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.76	$26.77	$—	$—	$24.40	$19.35	$—	$28.31
Expiring Cash Rent	$32.30	$31.71	$—	$—	$25.18	$19.87	$—	$29.89
Change in Cash Rent	(4.78)%	(15.57)%	0.00%	—%	(3.10)%	(2.58)%	0.00%	(5.29)%
New Leases
Development and Redevelopment Space
Leased Square Feet	117,493	21,343	—	—	—	—	49,284	188,120
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$70.18	$93.26	$—	$—	$—	$—	$74.69	$73.98
Weighted Average Lease Term in Years	9.2	10.4	—	—	—	—	9.9	9.5
GAAP Rent Per Square Foot	$31.93	$31.49	$—	$—	$—	$—	$23.47	$29.66
Cash Rent Per Square Foot	$30.04	$30.06	$—	$—	$—	$—	$23.85	$28.42
Other New Leases (2)
Leased Square Feet	176,470	80,231	34,400	2,121	8,734	54,503	—	356,459
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$44.66	$48.15	$16.45	$34.79	$20.40	$33.50	$—	$40.36
Weighted Average Lease Term in Years	7.1	7.4	5.0	5.5	3.4	6.8	—	6.8
GAAP Rent Per Square Foot	$23.84	$25.13	$16.85	$37.29	$21.52	$20.72	$—	$23.00
Cash Rent Per Square Foot	$23.81	$23.07	$17.24	$38.00	$21.39	$20.19	$—	$22.48

Total Square Feet Leased	709,140	143,185	34,400	2,121	41,478	146,500	49,284	1,126,108
(1) This presentation reflects consolidated properties.
(2) Other New Leases includes acquired first generation space and vacated second generation space.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals and excludes the effect of a 219,000 square foot property vacated in Greater Philadelphia that was removed from service for redevelopment; our renewal rate would be 54.7% if the effect of the Greater Philadelphia property vacancy were included. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Lease Expiration Analysis as of 6/30/14 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Office Properties
Baltimore/Washington Corridor	26	505,691	$18,129	4.1%	$35.85	12	432,114	$16,478	4.9%	$38.13
Northern Virginia	11	201,356	5,995	1.4%	29.77	7	173,028	5,353	1.6%	30.94
Huntsville	2	94,616	2,649	0.6%	28.00	2	94,616	2,649	0.8%	28.00
Washington, DC-Capitol Riverfront	6	26,846	1,347	0.3%	50.18	6	26,846	1,347	0.4%	50.18
St. Mary’s and King George Cos.	15	201,358	3,711	0.8%	18.43	15	201,358	3,711	1.1%	18.43
Greater Baltimore	9	47,562	1,049	0.2%	22.06	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2014	71	1,083,363	32,969	7.5%	30.43	42	927,962	29,538	8.9%	31.83
Baltimore/Washington Corridor	46	1,023,543	31,558	7.2%	30.83	22	820,799	26,498	8.0%	32.28
Northern Virginia	7	480,868	16,445	3.8%	34.20	3	464,791	15,822	4.8%	34.04
Washington, DC-Capitol Riverfront	6	39,928	2,001	0.5%	50.12	6	39,928	2,001	0.6%	50.12
St. Mary’s and King George Cos.	19	259,775	5,525	1.3%	21.27	19	259,775	5,525	1.7%	21.27
Greater Baltimore	12	84,985	2,047	0.5%	24.09	3	12,194	450	0.1%	36.90
2015	90	1,889,099	57,576	13.2%	30.48	53	1,597,487	50,296	15.1%	31.48
Baltimore/Washington Corridor	36	897,355	24,867	5.7%	27.71	22	734,226	21,250	6.4%	28.94
Northern Virginia	14	333,011	9,955	2.3%	29.89	9	291,494	8,475	2.5%	29.07
Washington, DC-Capitol Riverfront	2	34,220	1,692	0.4%	49.44	2	34,220	1,692	0.5%	49.44
St. Mary’s and King George Cos.	11	112,707	2,103	0.5%	18.66	11	112,707	2,103	0.6%	18.66
Greater Baltimore	20	240,457	6,762	1.5%	28.12	—	—	—	0.0%	—
2016	83	1,617,750	45,379	10.4%	28.05	44	1,172,647	33,520	10.1%	28.58
Baltimore/Washington Corridor	43	1,194,890	35,133	8.0%	29.40	24	845,522	26,108	7.8%	30.88
Northern Virginia	12	301,757	9,825	2.2%	32.56	3	206,221	6,510	2.0%	31.57
St. Mary’s and King George Cos.	3	18,946	398	0.1%	21.01	3	18,946	398	0.1%	21.01
Greater Baltimore	14	193,000	4,262	1.0%	22.08	2	3,174	88	0.0%	27.73
Greater Philadelphia	1	4,808	131	—%	27.25	—	—	—	0.0%	—
2017	73	1,713,401	49,749	11.4%	29.04	32	1,073,863	33,104	9.9%	30.83

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	41	1,097,814	33,181	7.6%	30.22	29	951,422	28,985	8.7%	30.46
Northern Virginia	13	371,412	11,887	2.7%	32.00	9	174,429	3,558	1.1%	20.40
San Antonio	1	45,935	657	0.2%	14.30	—	—	—	0.0%	—
Huntsville	2	242,216	5,325	1.2%	21.98	2	242,216	5,325	1.6%	21.98
Washington, DC-Capitol Riverfront	3	61,649	2,831	0.6%	45.92	3	61,649	2,831	0.9%	45.92
St. Mary’s and King George Cos.	2	9,264	196	—%	21.16	2	9,264	196	0.1%	21.16
Greater Baltimore	6	134,874	4,003	0.9%	29.68	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	107	—%	25.31	—	—	—	0.0%	—
2018	69	1,967,392	58,187	13.3%	29.58	45	1,438,980	40,895	12.3%	28.42
Thereafter	198	6,693,452	193,343	44.2%	28.89	106	4,594,935	145,678	43.7%	31.70
Core/Strategic Tenant Niche Total/Avg.	584	14,964,457	$437,203	100.0%	$29.22	322	10,805,874	$333,031	100.0%	$30.82

Properties Not Held For Long Term Investment
Greater Baltimore	25	146,185	2,498	100.0%	17.09
Properties Not Held For Long Term Investment Total/Avg.	25	146,185	$2,498	100.0%	$17.09
Total Portfolio	609	15,110,642	$439,701		$29.10

Note:  As of June 30, 2014, the weighted average lease term is 4.6 years for the Core Office Properties, 4.4 years for the Strategic Tenant Niche Properties and 4.6 for the total portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	1.00	$1,140
2018	2	1	0.26	528
2019	1	6	1.00	2,184
2020	1	11	2.00	4,515
2022	1	6	0.60	923
			4.86	$9,290

(1)
This presentation reflects consolidated properties, excluding the effect of two properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties (effective April 1, 2014, all cash flows from such properties belong to the lender). This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of June 30, 2014 of 361,710 for the portfolio, including 178,864 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2014 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 6/30/14 (1)
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (3)
United States Government	(4)	58	3,246,353	21.5%	$115,823	26.3%	5.1
Booz Allen Hamilton, Inc.		8	778,834	5.2%	26,060	5.9%	1.9
Northrop Grumman Corporation		9	777,470	5.1%	21,766	5.0%	5.8
General Dynamics Corporation		7	527,725	3.5%	18,603	4.2%	3.7
The Boeing Company		11	642,776	4.3%	16,924	3.8%	4.1
Computer Sciences Corporation		3	346,437	2.3%	12,108	2.8%	2.7
CareFirst, Inc.		3	300,360	2.0%	9,732	2.2%	6.7
The MITRE Corporation		5	290,288	1.9%	9,201	2.1%	3.6
The Aerospace Corporation		3	254,869	1.7%	7,715	1.8%	2.5
Wells Fargo & Company		2	171,534	1.1%	7,542	1.7%	4.5
L-3 Communications Holdings, Inc		2	166,568	1.1%	5,662	1.3%	5.1
AT&T Corporation		3	307,579	2.0%	5,593	1.3%	4.8
Vadata Inc		2	433,768	2.9%	4,552	1.0%	10.2
Science Applications International Corp.		4	133,577	0.9%	4,522	1.0%	5.2
Kratos Defense and Security Solutions		1	131,451	0.9%	4,253	1.0%	5.8
Raytheon Company		5	122,968	0.8%	4,186	1.0%	1.6
ITT Exelis		4	147,053	1.0%	4,172	0.9%	5.4
TASC Inc.		3	107,996	0.7%	4,024	0.9%	4.6
KEYW Corporation		2	144,443	1.0%	3,778	0.9%	7.0
The Johns Hopkins Institutions		5	144,171	1.0%	3,720	0.8%	4.1
Subtotal Top 20 Office Tenants		140	9,176,220	60.7%	289,936	65.9%	4.6
All remaining tenants		469	5,934,422	39.3%	149,765	34.1%	4.6
Total/Weighted Average		609	15,110,642	100.0%	$439,701	100.0%	4.6

(1)  Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2014, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 6/30/14
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	505,795	108,452	N/A	4,235,000	4,849,247
Northern Virginia	430,330	—	N/A	2,200,000	2,630,330
San Antonio	160,466	—	N/A	1,033,000	1,193,466
Huntsville, Alabama	—	—	N/A	4,103,000	4,103,000
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	2,830,000	2,830,000
Greater Philadelphia	—	140,765	N/A	720,000	860,765
Colorado Springs	—	—	N/A	2,540,000	2,540,000
Other	—	—	N/A	1,967,000	1,967,000
Total	1,096,591	276,339	N/A	19,737,000	21,109,930
	Costs to date by region
Baltimore/Washington Corridor	$59,775	$7,882	$—	$122,004	$189,661
Northern Virginia	54,172	—	—	98,493	152,665
San Antonio	17,639	—	—	20,186	37,825
Huntsville, Alabama	—	—	—	13,467	13,467
St. Mary’s and King George Counties	—	2,155	—	2,588	4,743
Greater Baltimore	—	—	—	78,278	78,278
Greater Philadelphia	—	6,100	—	16,414	22,514
Colorado Springs	—	—	—	24,262	24,262
Wholesale Data Center	—	—	216,747	—	216,747
Other	—	—	—	15,651	15,651
Total	$131,586	$16,137	$216,747	$391,343	$755,813

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(4,100)	(10,891)	(174,740)	(29,893)	(219,624)
Deferred leasing costs	(2,644)	(2,430)	(669)	(446)	(6,189)
Projects in development or held for future development, including associated land costs (4)	$124,842	$2,816	$41,338	$361,004	$530,000
(1) Represents construction projects as listed on page 23.
(2) Represents redevelopment projects as listed on page 24.
(3) Represents our land held for future development and pre-construction as listed on page 25.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development and pre-construction costs.”

Corporate Office Properties Trust
Summary of Construction Projects as of 6/30/14 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/14 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			7/24/2014
312 Sentinel Way Annapolis Junction, Maryland	National Business Park	125,160	100%	$36,523	$26,010	$4,100	3Q 13	3Q 14
Ashburn Crossing - DC-9 Ashburn, Virginia	Ashburn	110,000	100%	15,800	13,887	—	3Q 14	3Q 14
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191,464	0%	57,300	23,294	—	1Q 15	1Q 16
NOVA Office A Northern Virginia	Other	159,300	100%	44,560	28,048	—	4Q 14	2Q 15
8100 Potranco Road San Antonio, Texas	San Antonio	160,466	0%	34,715	17,639	—	4Q 14	4Q 15
NOVA Office B Northern Virginia	Other	161,030	0%	41,500	12,237	—	1Q 15	3Q 15
7400 Redstone Gateway Huntsville, Alabama	Huntsville	69,191	100%	9,997	323	—	2Q 15	3Q 15
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	119,980	74%	31,535	10,148	—	3Q 15	3Q 16
Total Under Construction		1,096,591	50%	$271,930	$131,586	$4,100

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 6/30/14
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 6/30/14 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			6/30/2014
44417 Pecan Court California, Maryland	St. Mary's County	27,122	0%	$1,453	$3,953	$5,406	$2,155	$1,453	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52,000	0%	2,799	7,924	10,723	4,093	2,799	4Q 14	4Q 15
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania	Greater Philadelphia	140,765	79%	2,850	25,131	26,600	6,100	2,850	1Q 15	1Q 16
921 Elkridge Landing Road Linthicum, Maryland	Airport Square	56,452	—%	3,789	TBD	TBD	3,789	3,789	TBD	TBD
Total Under Redevelopment (3)		276,339	40%	$10,891	$37,008	$42,729	$16,137	$10,891

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Excludes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported on Summary of Land Held included on page 25 until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Summary of Land Held as of 6/30/14 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Held for Future Development
Baltimore/Washington Corridor
National Business Park	193	1,976
Arundel Preserve	83	960
Columbia Gateway	27	630
M Square	49	525
Airport Square	5	84
Subtotal	357	4,175
Northern Virginia	92	2,200
San Antonio, Texas	69	1,033
Huntsville, Alabama	434	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Greater Philadelphia, Pennsylvania (3)	41	720
Total land held for future development	1,086	13,818	$281,871

Other Land
Baltimore/Washington Corridor	6	60
Greater Baltimore	127	1,352
Colorado Springs, Colorado	171	2,540
Other (4)	324	1,967
Total other land held	628	5,919	79,133

Land held	1,714	19,737	$361,004

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 22 (in thousands).

(3)
Includes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported as land held until its redevelopment plan is finalized and market demand supports commencement.

(4)	This land includes 217 acres that are being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of June 30, 2014:
Insiders	627	322	—	949	1.03%
Non-insiders	87,041	3,577	610	91,228	98.97%
Total	87,668	3,899	610	92,177	100.00%

COMMON EQUITY - End of Quarter	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13
Unrestricted Common Shares	87,256	87,162	87,017	86,998	85,461
Restricted Common Shares	412	433	377	383	384
Common Shares	87,668	87,595	87,394	87,381	85,845
Common Units	3,899	3,929	3,978	3,978	3,789
Total	91,567	91,524	91,372	91,359	89,634
End of Quarter Common Share Price	$27.81	$26.64	$23.69	$23.10	$25.50
Market Value of Common Shares/Units	$2,546,478	$2,438,199	$2,164,603	$2,110,393	$2,285,667
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5% (1)	$—	$50,000	$50,000	$50,000	$50,000
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	172,500	222,500	222,500	222,500	222,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$257,883	$257,883	$257,883	$257,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$257,883	$257,883	$257,883	$257,883
Market Value of Common Shares/Units	2,546,478	2,438,199	2,164,603	2,110,393	2,285,667
Total Equity Market Capitalization	$2,754,361	$2,696,082	$2,422,486	$2,368,276	$2,543,550
(1) These shares were redeemed on June 16, 2014.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of June 30, 2014
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 6/30/14

Debt Outstanding
Fixed rate
Secured debt (1)	5.95%	5.95%	2.8	(2)	$599,448	6.0%
Senior Unsecured Notes	4.09%	4.24%	8.4		890,386	4.2%
Exchangeable Senior Notes	4.25%	6.05%	0.8		567	4.3%
Other Unsecured Debt	0.00%	6.50%	11.8		1,654	—%
Total fixed rate debt (1)	4.83%	4.93%	6.2		$1,492,055	5.0%
Variable rate
Secured debt	2.40%	2.40%	1.3		$37,288	2.4%
Unsecured Revolving Credit Facility	1.46%	1.46%	3.0	$800,000	—	1.5%
Unsecured Term Loans	1.78%	1.78%	2.7		570,000	1.8%
Total variable rate debt	1.82%	1.82%	2.6		$607,288	2.6%	(3)(4)
Total consolidated debt outstanding	3.96%	4.03%	5.1		$2,099,343	4.2%	(3)(4)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$437,288	0.6%

% of Fixed Rate Loans (2)					91.9%
% of Variable Rate Loans (2)					8.1%
					100.0%

Recourse debt					$1,515,458
Nonrecourse debt					583,885
Total consolidated debt outstanding					$2,099,343

(1)	Excludes incremental additional interest associated with default rate on debt in default that we expect to extinguish via conveyance of properties.
(2) Includes $24.2 million balance on construction loans with maximum available borrowings of $26.2 million.
(3) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(4) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	June 30, 2014
Secured debt	$636,736
Unsecured debt	1,462,607	0.386
Debt in default to be extinguished via conveyance of properties	(150,000)
Numerator for debt to adjusted book ratio	$1,949,343

Unencumbered adjusted book	$3,763,741
Encumbered adjusted book	679,077
Total adjusted book (1)	$4,442,818

# of Operating Office Properties (1)
Unencumbered	145
Encumbered	35
Total (1)	180

Square Feet of Office Properties (in thousands) (1)
Unencumbered	13,645
Encumbered	3,278
Total (1)	16,923

	Three Months Ended 6/30/14
Unencumbered NOI from real estate operations	$55,625
Encumbered NOI from real estate operations	15,952
NOI from properties to be conveyed to extinguish debt in default	531
Total NOI from real estate operations	$72,108

Unencumbered adjusted EBITDA	$49,885
Encumbered adjusted EBITDA (1)	15,915
Total adjusted EBITDA (1)	$65,800

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 6/30/14
Adjusted EBITDA debt service coverage ratio	3.3x
Adjusted EBITDA fixed charge coverage ratio	2.5x
Adjusted debt to in-place adjusted EBITDA ratio	7.1x

	As of and for Three Months Ended 6/30/14
Unsecured Senior Notes Covenants	Actual		Required
Total Debt / Total Assets	47.8%		Less than 60%
Secured Debt / Total Assets	13.9%		Less than 40%
Debt Service Coverage	3.0x		Greater than 1.5x
Unencumbered Assets / Unsecured Debt	241.5%		Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.46%	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	900,000	900,000

Exchangeable Senior Notes	4.25%	6.05%	—	575	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.66%	—	200,000	—	—	—	—	200,000
2017 maturities (1)	LIBOR + 1.50%	1.66%	—	—	—	250,000	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.25%	—	—	—	—	—	120,000	120,000
2026 maturities	0.00%	—%	100	200	200	200	200	1,461	2,361
Total Other Unsecured Debt			100	200,200	200	250,200	200	121,461	572,361

Total Unsecured Debt			$100	$200,775	$200	$250,200	$200	$1,021,461	$1,472,936
Secured Debt
Fixed Rate Secured Debt
2015 maturities	5.53%	5.53%	$—	$103,000	$—	$—	$—	$—	$103,000
2016 maturities	6.59%	6.58%	1,955	4,128	277,886	—	—	—	283,969
2017 maturities (3)	5.64%	5.66%	91	189	200	154,302	—	—	154,782
Thereafter	4.41%	4.37%	480	1,000	1,053	1,113	1,174	52,821	57,641
Total Fixed Rate Secured Debt			2,526	108,317	279,139	155,415	1,174	52,821	599,392
Variable Rate Secured Debt	LIBOR + 2.25%	2.40%	411	36,877	—	—	—	—	37,288
Total Secured Debt			$2,937	$145,194	$279,139	$155,415	$1,174	$52,821	$636,680

Total Debt			$3,037	$345,969	$279,339	$405,615	$1,374	$1,074,282	$2,109,616

Fixed Rate Debt	4.83%	4.93%	$2,626	$109,092	$279,339	$155,615	$1,374	$954,282	$1,502,328
Variable Rate Debt	1.82%	1.82%	411	236,877	—	250,000	—	120,000	607,288
Total Debt			$3,037	$345,969	$279,339	$405,615	$1,374	$1,074,282	$2,109,616

Balloon Payments			$—	$339,751	$274,605	$404,110	$—	$1,068,428	$2,086,894
Scheduled Principal Amortization			3,037	6,218	4,734	1,505	1,374	5,854	22,722
Total Debt			$3,037	$345,969	$279,339	$405,615	$1,374	$1,074,282	$2,109,616
							Net discount		(10,273)
							Consolidated debt		$2,099,343

(1)	Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.

(2)	May be extended by two one-year periods at our option, subject to certain conditions.

(3)	Excludes incremental additional interest assoc. with default rate. In July 2014, the maturity of the $150.0 million debt in default was accelerated to 2014 by the lender.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 6/30/14
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	$55,851	$37,288	50%
Huntsville, AL:
LW Redstone Company, LLC (4 properties)	425	85.5%	75,589	36,051	85%
Total/Average	667	89.6%	$131,440	$73,339
NOI of Operating Properties for the Three Months Ended 6/30/14 (2)	$2,785
NOI of Operating Properties for the Six Months Ended 6/30/14 (2)	$5,384

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
Indian Head Technology Center
Business Park (3)	967	$6,436	$—	75%
M Square Research Park	525	4,408	—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	60,501	—	85%
Total	5,595	$71,345	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)
During 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture’s land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Net income (loss)	$9,050	$5,671	$92,672	$(2,000)	$(4,405)	$14,721	$10,872
Interest expense on continuing and discontinued operations	23,478	20,827	23,181	21,310	23,369	44,305	45,740
Income tax expense	92	64	1,917	24	21	156	37
Depreciation of furniture, fixtures and equipment (FF&E)	843	505	495	502	527	1,348	1,057
Real estate-related depreciation and amortization	30,895	43,596	31,322	29,210	28,935	74,491	57,187
Impairment losses	1,328	1	921	22,074	7,195	1,329	9,052
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	363	23	(67,808)	374	21,470	386	26,654
Loss (gain) on sales of operating properties	—	4	(9,004)	—	—	4	—
Gain on sales of non-operational properties	—	—	—	—	(329)	—	(2,683)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	282	20	221	1,006	(961)	302	(1,021)
EBITDA from properties to be conveyed to extinguish debt in default	(531)	—	—	—	—	(531)	—
Adjusted EBITDA	$65,800	$70,711	$73,917	$72,500	$75,822	$136,511	$146,895
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,528	8,143	8,442	8,027	6,583	15,671	14,404
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,351	1,326	1,367	1,383	1,327	2,677	2,686
Depreciation of FF&E	(843)	(505)	(495)	(502)	(527)	(1,348)	(1,057)
Income from construction contracts and other service operations	(725)	(3,166)	(605)	(685)	(1,413)	(3,891)	(2,198)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,581)	(1,305)	(1,106)	(1,003)	(1,045)	(2,886)	(1,931)
Equity in income of unconsolidated entities	47	(60)	(1,899)	(44)	(126)	(13)	(167)
NOI from properties to be conveyed to extinguish debt in default	531	—	—	—	—	531	—
NOI from real estate operations	$72,108	$75,144	$79,621	$79,676	$80,621	$147,252	$158,632

Adjusted EBITDA	$65,800	$70,711	$73,917	$72,500	$75,822
NOI from properties in quarter of disposition	—	—	(5,107)	—	(45)
In-place adjusted EBITDA	$65,800	$70,711	$68,810	$72,500	$75,777

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Discontinued Operations
Revenues from real estate operations	$5	$19	$8,233	$9,740	$9,543	$24	$19,663
Property operating expenses	(84)	20	(2,982)	(3,524)	(3,321)	(64)	(6,999)
Depreciation and amortization	—	—	(996)	(1,005)	(1,262)	—	(2,504)
General, administrative and leasing expenses	—	—	(3)	—	—	—	(1)
Interest	—	—	(1,905)	(1,968)	(2,267)	—	(4,348)
(Loss) gain on early extinguishment of debt	(93)	(23)	67,810	—	—	(116)	—
Impairment losses	(26)	(1)	(921)	(16,217)	(7,195)	(27)	(9,052)
(Loss) gain on sales of depreciated real estate properties	—	(4)	2,671	—	—	(4)	—
Discontinued operations	$(198)	$11	$71,907	$(12,974)	$(4,502)	$(187)	$(3,241)
GAAP revenues from real estate operations from continuing operations	$115,959	$124,877	$118,487	$114,821	$115,732	$240,836	$227,689
Revenues from discontinued operations	5	19	8,233	9,740	9,543	24	19,663
Real estate revenues	$115,964	$124,896	$126,720	$124,561	$125,275	$240,860	$247,352
GAAP property operating expenses from continuing operations	$43,772	$49,772	$44,117	$41,361	$41,333	$93,544	$81,721
Property operating expenses from discontinued operations	84	(20)	2,982	3,524	3,321	64	6,999
Real estate property operating expenses	$43,856	$49,752	$47,099	$44,885	$44,654	$93,608	$88,720
Gain on sales of real estate, net, per statements of operations	$—	$—	$6,333	$—	$329	$—	$2,683
(Loss) gain on sales of real estate from discontinued operations	—	(4)	2,671	—	—	(4)	—
(Loss) gain on sales of real estate from continuing and discont. operations	—	(4)	9,004	—	329	(4)	2,683
Less: Gain on sales of non-operating properties	—	—	—	—	(329)	—	(2,683)
(Loss) gain on sales of operating properties	$—	$(4)	$9,004	$—	$—	$(4)	$—
Impairment losses, per statements of operations	$1,302	$—	$—	$5,857	$—	$1,302	$—
Impairment losses on discontinued operations	26	1	921	16,217	7,195	27	9,052
Total impairment losses	$1,328	$1	$921	$22,074	$7,195	$1,329	$9,052
Less: Impairment losses on previously depreciated operating properties	(1,328)	(1)	(921)	(22,074)	(7,195)	(1,329)	(9,052)
Impairment losses on non-operating properties	$—	$—	$—	$—	$—	$—	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Depreciation and amortization associated with real estate operations from continuing operations	$30,895	$43,596	$30,326	$28,205	$27,673	$74,491	$54,683
Depreciation and amortization from discontinued operations	—	—	996	1,005	1,262	—	2,504
Real estate-related depreciation and amortization	$30,895	$43,596	$31,322	$29,210	$28,935	$74,491	$57,187
Interest expense from continuing operations	$23,478	$20,827	$21,276	$19,342	$21,102	$44,305	$41,392
Interest expense from discontinued operations	—	—	1,905	1,968	2,267	—	4,348
Total interest expense	23,478	20,827	23,181	21,310	23,369	44,305	45,740
Less: Amortization of deferred financing costs	(1,122)	(1,167)	(1,159)	(1,321)	(1,443)	(2,289)	(2,971)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	229	171	48	121	(556)	400	(1,184)
Less: Interest exp. on debt in default to be exting. via conveyance of properties	(4,133)	—	—	—	—	(4,133)	—
Denominator for interest coverage	18,452	19,831	22,070	20,110	21,370	38,283	41,585
Scheduled principal amortization	1,582	1,855	2,252	2,226	2,491	3,437	5,003
Denominator for debt service coverage	20,034	21,686	24,322	22,336	23,861	41,720	46,588
Capitalized interest	1,422	1,589	2,042	2,215	2,088	3,011	4,528
Preferred share dividends - redeemable non-convertible	4,344	4,490	4,490	4,490	4,885	8,834	10,991
Preferred unit distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$25,965	$27,930	$31,019	$29,206	$30,999	$53,895	$62,437
Preferred share dividends	$4,344	$4,490	$4,490	$4,490	$4,885	$8,834	$10,991
Preferred unit distributions	165	165	165	165	165	330	330
Common share dividends	24,103	24,091	24,026	24,022	23,604	48,194	47,198
Common unit distributions	1,072	1,081	1,094	1,094	1,042	2,153	2,092
Total dividends/distributions	$29,684	$29,827	$29,775	$29,771	$29,696	$59,511	$60,611
Common share dividends	$24,103	$24,091	$24,026	$24,022	$23,604	$48,194	$47,198
Common unit distributions	1,072	1,081	1,094	1,094	1,042	2,153	2,092
Dividends and distributions for payout ratios	$25,175	$25,172	$25,120	$25,116	$24,646	$50,347	$49,290

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/14	3/31/14	12/31/13	9/30/13	6/30/13	6/30/14	6/30/13
Total Assets	$3,709,500	$3,605,897	$3,629,952	$3,755,588	$3,699,635	$3,709,500	$3,699,635
Accumulated depreciation	655,214	635,178	597,649	612,369	597,783	655,214	597,783
Accumulated depreciation included in assets held for sale	3,121	—	—	8,845	12,201	3,121	12,201
Accumulated amort. of real estate intangibles and deferred leasing costs	201,627	199,500	193,142	195,559	189,330	201,627	189,330
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	4,277	—	—	9,224	9,216	4,277	9,216
Less: Adj. book assoc. with properties to be conveyed to exting. debt in default	(130,921)	—	—	—	—	(130,921)	—
Adjusted book	$4,442,818	$4,440,575	$4,420,743	$4,581,585	$4,508,165	$4,442,818	$4,508,165
Debt, net	$2,099,343	$1,931,831	$1,927,703	$2,135,031	$2,093,106
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	—	—	—	—
Numerator for debt to adjusted book ratio	1,949,343	1,931,831	1,927,703	2,135,031	2,093,106
Less: Cash and cash equivalents	(76,216)	(18,374)	(54,373)	(27,318)	(9,196)
Adjusted debt	$1,873,127	$1,913,457	$1,873,330	$2,107,713	$2,083,910

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default to be extinguished via conveyance of properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to

Corporate Office Properties Trust
Definitions

accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default to be extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income (loss) is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Corporate Office Properties Trust
Definitions

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.